INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp Inc. Announces Second Quarter 2024 Results
INDIANA, Pa., - July 18, 2024 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $34.4 million, or $0.89 per diluted share, for the second quarter of 2024 compared to net income of $31.2 million, or $0.81 per diluted share, for the first quarter of 2024 and net income of $34.5 million, or $0.89 per diluted share, for the second quarter of 2023.
Second Quarter of 2024 Highlights:
•Solid return metrics with return on average assets (ROA) of 1.45%, return on average equity (ROE) of 10.61% and return on average tangible equity (ROTE) (non-GAAP) of 15.01% compared to ROA of 1.32%, ROE of 9.74% and ROTE (non-GAAP) of 13.85% for the first quarter of 2024.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.82% compared to 1.76% for the first quarter of 2024.
•Net interest margin (NIM) (FTE) (non-GAAP) increased to 3.85% compared to 3.84% in the first quarter of 2024.
•Customer deposit growth of $155.1 million, or 8.63% annualized, which was offset by lower brokered deposits of $75.1 million, resulting in total deposit growth of $80.0 million for the second quarter of 2024.
•Nonperforming assets remain low at $35.0 million, or 0.45% of total loans plus other real estate owned, or OREO, compared to $33.3 million, or 0.44% of total loans plus OREO, at March 31, 2024.
"I am extremely proud of our second quarter financial results with solid return metrics and a strong net interest margin," said chief executive officer Chris McComish. "The investments we have made in our people, processes and products to grow our customer base are producing results. We remain focused on our strategic priorities of deepening our customer deposit franchise, strengthening asset quality and maintaining solid core profitability all driven by our highly talented and engaged team."
Net Interest Income
Net interest income increased $0.1 million to $83.6 million for the second quarter of 2024 compared to $83.5 million for the first quarter of 2024. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) increased one basis point to 3.85% compared to 3.84% in the prior quarter. The yield on total average loans increased four basis points to 6.29% compared to 6.25% in the first quarter of 2024. NIM continues to be positively impacted by a reduction in wholesale funding due to strong customer deposit growth. Total interest-bearing deposit cost increased 15 basis points to 2.92% compared to 2.77% in the first quarter of 2024. Higher interest-bearing deposit cost was primarily due to growth in higher costing average certificates of deposit, which increased $135.0 million compared to the first quarter of 2024. Average borrowings decreased $146.5 million to $350.4 million compared to $496.9 million in the first quarter of
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S&T Earnings Release - 2

2024 due to higher average deposit balances. Total borrowing cost decreased 13 basis points to 5.46% compared to 5.59% in the first quarter of 2024.
Asset Quality
The allowance for credit losses was $106.2 million, or 1.38% of total portfolio loans, as of June 30, 2024, compared to $104.8 million, or 1.37%, at March 31, 2024. The provision for credit losses was $0.4 million for the second quarter of 2024 compared to $2.6 million in the first quarter of 2024. The decrease in the provision for the second quarter was primarily due to net loan recoveries. Net loan recoveries were $0.4 million for the second quarter of 2024 compared to net loan charge-offs of $6.6 million in the first quarter of 2024. Nonperforming assets to total loans plus OREO remained low at 0.45% as of June 30, 2024 compared to 0.44% at March 31, 2024.
Noninterest Income and Expense
Noninterest income increased $0.5 million to $13.3 million in the second quarter of 2024 compared to $12.8 million in the first quarter of 2024. Debit and credit card income increased $0.5 million compared to the first quarter mainly due to seasonality. Other income increased $3.0 million primarily related to a fair value adjustment from the Visa exchange offer for Visa Class B-1 common stock during the second quarter of 2024. This was offset by a loss of $3.2 million during the second quarter related to the repositioning of $49.0 million of securities into longer duration higher-yielding securities.
Total noninterest expense decreased $0.9 million to $53.6 million compared to $54.5 million in the first quarter of 2024 mainly due to the timing of expenses. Salaries and employee benefits increased $0.9 million primarily related to higher medical costs compared to the first quarter of 2024.
Financial Condition
Total assets were $9.6 billion at June 30, 2024 compared to $9.5 billion at March 31, 2024. Total portfolio loans increased $57.5 million, or 3.02% annualized, to $7.7 billion compared to March 31, 2024. The increase in loans primarily related to growth in residential mortgages of $61.5 million compared to March 31, 2024. Total deposits increased $80.0 million, or 4.23% annualized, compared to March 31, 2024 with growth in customer deposits of $155.1 million, or 8.63% annualized, offset by lower brokered deposits of $75.1 million. DDA increased $17.7 million in the second quarter of 2024 compared to a decline of $33.0 million in the first quarter of 2024. Total borrowings decreased $10.1 million to $363.4 million compared to $373.5 million at March 31, 2024 primarily related to deposit growth.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
Conference Call
S&T will host its second quarter 2024 earnings conference call live via webcast at 1:00 p.m. ET on Thursday, July 18, 2024. To access the webcast, go to S&T Bancorp Inc.’s investor Relations webpage stbancorp.com. After the live presentation, the webcast will be archived at stbancorp.com for 12 months.
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S&T Earnings Release - 3

About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.6 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; any remaining uncertainties with the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its
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S&T Earnings Release - 4

carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	2024	2024	2023
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$119,564	$118,577	$108,699
Investment Securities:
Taxable	8,761	8,595	7,806
Tax-exempt	168	193	215
Dividends	272	389	613
Total Interest and Dividend Income	128,765	127,754	117,333

INTEREST EXPENSE
Deposits	39,629	36,662	20,102
Borrowings, junior subordinated debt securities and other	5,542	7,615	9,108
Total Interest Expense	45,171	44,277	29,210

NET INTEREST INCOME	83,594	83,477	88,123
Provision for credit losses	422	2,627	10,529
Net Interest Income After Provision for Credit Losses	83,172	80,850	77,594

NONINTEREST INCOME
Net (loss) gain on sale of securities	(3,150)	3	—
Debit and credit card	4,713	4,235	4,645
Service charges on deposit accounts	4,089	3,828	3,928
Wealth management	2,995	3,042	3,185
Mortgage banking	254	277	289
Other	4,404	1,445	2,144
Total Noninterest Income	13,305	12,830	14,191

NONINTEREST EXPENSE
Salaries and employee benefits	30,388	29,512	25,391
Data processing and information technology	4,215	4,954	4,177
Occupancy	3,649	3,870	3,710
Furniture, equipment and software	3,382	3,472	3,192
Marketing	1,404	1,943	1,459
Other taxes	1,433	1,871	1,322
Professional services and legal	1,403	1,720	2,069
FDIC insurance	1,053	1,049	1,032
Other noninterest expense	6,681	6,129	7,281
Total Noninterest Expense	53,608	54,520	49,633
Income Before Taxes	42,869	39,160	42,152
Income tax expense	8,498	7,921	7,685
Net Income	$34,371	$31,239	$34,467

Per Share Data
Shares outstanding at end of period	38,256,204	38,233,280	38,241,918
Average shares outstanding - diluted	38,531,692	38,418,085	38,614,022
Diluted earnings per share	$0.89	$0.81	$0.89
Dividends declared per share	$0.33	$0.33	$0.32
Dividend yield (annualized)	3.95%	4.11%	4.71%
Dividends paid to net income	36.97%	40.39%	35.98%
Book value	$34.54	$33.87	$31.72
Tangible book value (1)	$24.71	$24.03	$21.85
Market value	$33.39	$32.08	$27.19

Profitability Ratios (Annualized)
Return on average assets	1.45%	1.32%	1.51%
Return on average shareholders' equity	10.61%	9.74%	11.23%
Return on average tangible shareholders' equity(2)	15.01%	13.85%	16.32%
Pre-provision net revenue / average assets(3)	1.82%	1.76%	2.30%
Efficiency ratio (FTE)(4)	54.94%	56.21%	48.21%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2024	2023
INTEREST AND DIVIDEND INCOME
Loans, including fees	$238,141	$211,423
Investment Securities:
Taxable	17,356	15,263
Tax-exempt	361	429
Dividends	661	1,121
Total Interest and Dividend Income	256,519	228,236

INTEREST EXPENSE
Deposits	76,291	35,005
Borrowings, junior subordinated debt securities and other	13,157	16,317
Total Interest Expense	89,448	51,322

NET INTEREST INCOME	167,071	176,914
Provision for credit losses	3,049	11,451
Net Interest Income After Provision for Credit Losses	164,022	165,463

NONINTEREST INCOME
Net (loss) gain on sale of securities	(3,147)	—
Debit and credit card	8,948	9,018
Service charges on deposit accounts	7,917	8,004
Wealth management	6,037	6,133
Mortgage banking	531	590
Other	5,849	3,636
Total Noninterest Income	26,135	27,381

NONINTEREST EXPENSE
Salaries and employee benefits	59,900	52,992
Data processing and information technology	9,169	8,435
Occupancy	7,519	7,545
Furniture, equipment and software	6,854	6,053
Professional services and legal	3,123	3,890
Other taxes	3,304	3,112
Marketing	3,347	3,312
FDIC insurance	2,102	2,044
Other noninterest expense	12,810	13,949
Total Noninterest Expense	108,128	101,332
Income Before Taxes	82,029	91,512
Income tax expense	16,419	17,246

Net Income	$65,610	$74,266

Per Share Data
Average shares outstanding - diluted	38,495,622	38,821,886
Diluted earnings per share	$1.70	$1.91
Dividends declared per share	$0.66	$0.64
Dividends paid to net income	38.60%	33.48%

Profitability Ratios (annualized)
Return on average assets	1.38%	1.64%
Return on average shareholders' equity	10.17%	12.29%
Return on average tangible shareholders' equity(5)	14.44%	17.93%
Pre-provision net revenue / average assets(6)	1.79%	2.27%
Efficiency ratio (FTE)(7)	55.57%	49.31%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2024	2024	2023
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$246,310	$207,462	$227,867
Securities available for sale, at fair value	977,958	970,728	970,372
Loans held for sale	188	—	541
Commercial loans:
Commercial real estate	3,347,699	3,367,722	3,224,180
Commercial and industrial	1,611,183	1,597,119	1,639,332
Commercial construction	380,128	360,086	363,100
Total Commercial Loans	5,339,010	5,324,927	5,226,612
Consumer loans:
Residential mortgage	1,562,026	1,500,499	1,286,771
Home equity	642,225	645,780	645,897
Installment and other consumer	102,660	108,232	115,634
Consumer construction	67,649	76,596	44,697
Total Consumer Loans	2,374,560	2,331,107	2,092,999
Total Portfolio Loans	7,713,570	7,656,034	7,319,611
Allowance for credit losses	(106,150)	(104,802)	(105,757)
Total Portfolio Loans, Net	7,607,420	7,551,232	7,213,854
Federal Home Loan Bank and other restricted stock, at cost	12,056	13,703	31,271
Goodwill	373,424	373,424	373,424
Other assets	418,106	422,554	435,593
Total Assets	$9,635,462	$9,539,103	$9,252,922

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,206,589	$2,188,927	$2,330,237
Interest-bearing demand	789,317	848,729	875,174
Money market	2,008,486	1,882,157	1,583,717
Savings	906,794	936,056	1,018,936
Certificates of deposit	1,769,150	1,744,478	1,333,146
Total Deposits	7,680,336	7,600,347	7,141,210

Borrowings:
Short-term borrowings	275,000	285,000	530,000
Long-term borrowings	39,034	39,156	39,513
Junior subordinated debt securities	49,388	49,373	54,483
Total Borrowings	363,422	373,529	623,996
Other liabilities	270,261	270,153	274,863
Total Liabilities	8,314,019	8,244,029	8,040,069

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,321,443	1,295,074	1,212,853
Total Liabilities and Shareholders’ Equity	$9,635,462	$9,539,103	$9,252,922

Capitalization Ratios
Shareholders' equity / assets	13.71%	13.58%	13.11%
Tangible common equity / tangible assets(9)	10.21%	10.03%	9.42%
Tier 1 leverage ratio	11.51%	11.30%	11.12%
Common equity tier 1 capital	13.89%	13.59%	13.07%
Risk-based capital - tier 1	14.21%	13.91%	13.47%
Risk-based capital - total	15.79%	15.49%	15.06%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2024		2024		2023
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$143,521	5.47%	$144,637	5.75%	$132,900	5.61%
Securities, at fair value	961,552	2.93%	966,703	2.81%	983,349	2.54%
Loans held for sale	27	7.37%	176	7.12%	92	6.87%
Commercial real estate	3,346,725	5.97%	3,365,142	5.92%	3,176,154	5.62%
Commercial and industrial	1,606,173	7.38%	1,626,633	7.36%	1,684,944	7.13%
Commercial construction	374,856	7.82%	365,088	7.70%	384,329	7.63%
Total Commercial Loans	5,327,754	6.52%	5,356,863	6.48%	5,245,427	6.25%
Residential mortgage	1,528,200	5.00%	1,478,609	4.93%	1,229,129	4.52%
Home equity	644,545	7.01%	648,265	6.99%	647,070	6.59%
Installment and other consumer	105,313	8.63%	110,899	8.64%	118,641	8.28%
Consumer construction	72,899	5.97%	69,676	5.60%	42,879	4.26%
Total Consumer Loans	2,350,957	5.75%	2,307,449	5.71%	2,037,719	5.39%
Total Portfolio Loans	7,678,711	6.29%	7,664,312	6.25%	7,283,146	6.01%
Total Loans	7,678,738	6.29%	7,664,488	6.25%	7,283,238	6.01%
Total other earning assets	20,087	7.04%	25,335	7.12%	37,003	7.26%
Total Interest-earning Assets	8,803,898	5.91%	8,801,163	5.86%	8,436,490	5.61%
Noninterest-earning assets	756,552		737,742		740,299
Total Assets	$9,560,450		$9,538,905		$9,176,789

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$822,671	1.13%	$829,095	1.12%	$847,776	0.58%
Money market	1,938,963	3.25%	1,920,009	3.15%	1,599,051	2.13%
Savings	915,768	0.70%	939,467	0.63%	1,037,924	0.38%
Certificates of deposit	1,774,037	4.55%	1,639,059	4.37%	1,235,496	3.06%
Total Interest-bearing Deposits	5,451,439	2.92%	5,327,630	2.77%	4,720,247	1.71%
Short-term borrowings	261,923	5.09%	408,351	5.37%	529,013	5.39%
Long-term borrowings	39,099	4.53%	39,221	4.53%	32,980	4.14%
Junior subordinated debt securities	49,379	8.18%	49,364	8.23%	54,474	7.62%
Total Borrowings	350,401	5.46%	496,936	5.59%	616,467	5.52%
Total Other Interest-bearing Liabilities	57,734	5.42%	52,239	5.42%	49,572	5.06%
Total Interest-bearing Liabilities	5,859,574	3.10%	5,876,805	3.03%	5,386,286	2.18%
Noninterest-bearing liabilities	2,397,606		2,371,586		2,559,888
Shareholders' equity	1,303,270		1,290,514		1,230,615
Total Liabilities and Shareholders' Equity	$9,560,450		$9,538,905		$9,176,789

Net Interest Margin(10)		3.85%		3.84%		4.22%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	Six Months Ended June 30,
(dollars in thousands)	2024		2023
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$144,079	5.61%	$136,679	4.90%
Securities, at fair value	964,128	2.87%	991,931	2.52%
Loans held for sale	101	7.16%	108	6.60%
Commercial real estate	3,355,933	5.95%	3,154,390	5.54%
Commercial and industrial	1,616,403	7.37%	1,697,956	6.94%
Commercial construction	369,972	7.76%	386,549	7.43%
Total Commercial Loans	5,342,308	6.50%	5,238,895	6.13%
Residential mortgage	1,503,405	4.97%	1,187,208	4.48%
Home equity	646,405	7.00%	648,718	6.44%
Installment and other consumer	108,106	8.64%	120,746	8.04%
Consumer construction	71,288	5.79%	44,366	4.47%
Total Consumer Loans	2,329,204	5.73%	2,001,038	5.33%
Total Portfolio Loans	7,671,512	6.27%	7,239,933	5.91%
Total Loans	7,671,613	6.27%	7,240,041	5.91%
Total other earning assets	22,711	7.08%	35,868	6.99%
Total Interest-earning Assets	8,802,531	5.89%	8,404,519	5.50%
Noninterest-earning assets	747,147		747,464
Total Assets	$9,549,678		$9,151,983

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$825,883	1.13%	$836,263	0.46%
Money market	1,929,486	3.20%	1,634,820	2.00%
Savings	927,618	0.66%	1,063,887	0.34%
Certificates of deposit	1,706,548	4.46%	1,144,484	2.66%
Total Interest-bearing deposits	5,389,535	2.85%	4,679,454	1.51%
Short-term borrowings	335,137	5.26%	490,554	5.18%
Long-term borrowings	39,160	4.53%	23,885	3.71%
Junior subordinated debt securities	49,372	8.20%	54,466	7.56%
Total Borrowings	423,669	5.54%	568,905	5.34%
Total Other Interest-bearing Liabilities	54,986	5.42%	52,107	4.81%
Total Interest-bearing Liabilities	5,868,190	3.06%	5,300,466	1.95%
Noninterest-bearing liabilities	2,384,596		2,632,964
Shareholders' equity	1,296,892		1,218,553
Total Liabilities and Shareholders' Equity	$9,549,678		$9,151,983

Net Interest Margin(8)		3.84%		4.27%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	2024		2024		2023
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$15,090	0.45%	$18,082	0.54%	$1,859	0.06%
Commercial and industrial	7,075	0.44%	3,092	0.19%	4,842	0.30%
Commercial construction	4,960	1.30%	4,960	1.38%	384	0.11%
Total Nonaccrual Commercial Loans	27,125	0.51%	26,134	0.49%	7,085	0.14%
Consumer loans:
Residential mortgage	4,698	0.30%	4,160	0.28%	4,167	0.32%
Home equity	2,804	0.44%	2,709	0.42%	2,700	0.42%
Installment and other consumer	230	0.22%	206	0.19%	367	0.32%
Total Nonaccrual Consumer Loans	7,732	0.33%	7,075	0.30%	7,234	0.35%
Total Nonaccrual Loans	$34,857	0.45%	$33,209	0.43%	$14,319	0.20%

	2024	2024	2023
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Loan (Recoveries) Charge-offs
Charge-offs	$845	$6,939	$12,222
Recoveries	(1,233)	(350)	(1,255)
Net Loan (Recoveries) Charge-offs	($388)	$6,589	$10,967

Net Loan (Recoveries) Charge-offs
Commercial loans:
Commercial real estate	($379)	$5,238	($1,030)
Commercial and industrial	(658)	950	11,296
Commercial construction	—	—	—
Total Commercial Loan (Recoveries) Charge-offs	(1,037)	6,188	10,266
Consumer loans:
Residential mortgage	33	7	(1)
Home equity	274	105	(12)
Installment and other consumer	342	289	714
Total Consumer Loan Charge-offs	649	401	701
Total Net Loan (Recoveries) Charge-offs	($388)	$6,589	$10,967
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	Six Months Ended June 30,
(dollars in thousands)	2024	2023
Loan Charge-offs (Recoveries)
Charge-offs	$7,784	$16,681
Recoveries	(1,583)	(10,829)
Net Loan Charge-offs	$6,201	$5,852

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$—	($9,329)
Commercial real estate	4,859	(1,055)
Commercial and industrial	292	15,244
Commercial construction	—	(2)
Total Commercial Loan Charge-offs	5,151	4,858
Consumer loans:
Residential mortgage	40	8
Home equity	379	19
Installment and other consumer	631	967
Total Consumer Loan Charge-offs	1,050	994
Total Net Loan Charge-offs	$6,201	$5,852

	2024	2024	2023
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$34,857	$33,209	$14,319
OREO	95	140	3,666
Total nonperforming assets	34,952	33,349	17,985
Nonaccrual loans / total loans	0.45%	0.43%	0.20%
Nonperforming assets / total loans plus OREO	0.45%	0.44%	0.25%
Allowance for credit losses / total portfolio loans	1.38%	1.37%	1.44%
Allowance for credit losses / nonaccrual loans	305%	316%	739%
Net loan (recoveries) charge-offs	($388)	$6,589	$10,967
Net loan (recoveries) charge-offs (annualized) / average loans	(0.02%)	0.35%	0.60%

	Six Months Ended June 30,
(dollars in thousands)	2024	2023
Asset Quality Data
Net loan charge-offs	$6,201	$5,852
Net loan charge-offs / average loans	0.16%	0.16%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2024	2024	2023
	Second	First	Second
(dollars and shares in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,321,443	$1,295,074	$1,212,853
Less: goodwill and other intangible assets, net of deferred tax liability	(376,154)	(376,396)	(377,144)
Tangible common equity (non-GAAP)	$945,289	$918,678	$835,709
Common shares outstanding	38,256	38,233	38,242
Tangible book value (non-GAAP)	$24.71	$24.03	$21.85
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$138,239	$125,643	$138,248
Plus: amortization of intangibles (annualized), net of tax	921	944	1,046
Net income before amortization of intangibles (annualized)	$139,160	$126,587	$139,294

Average total shareholders' equity	$1,303,270	$1,290,514	$1,230,615
Less: average goodwill and other intangible assets, net of deferred tax liability	(376,285)	(376,518)	(377,280)
Average tangible equity (non-GAAP)	$926,985	$913,996	$853,335
Return on average tangible shareholders' equity (non-GAAP)	15.01%	13.85%	16.32%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$42,869	$39,160	$42,152
Plus: Provision for credit losses	422	2,627	10,529
Total	$43,291	$41,787	$52,681
Total (annualized) (non-GAAP)	$174,115	$168,066	$211,302
Average assets	$9,560,450	$9,538,905	$9,176,789
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.82%	1.76%	2.30%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$53,608	$54,520	$49,633

Net interest income per consolidated statements of net income	$83,594	$83,477	$88,123
Plus: taxable equivalent adjustment	682	692	639
Net interest income (FTE) (non-GAAP)	84,276	84,169	88,762
Noninterest income	13,305	12,830	14,191
Less: net gains on sale of securities	3,150	(3)	—
Less: Visa Class B-1 exchange	(3,156)	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$97,575	$96,996	$102,953
Efficiency ratio (non-GAAP)	54.94%	56.21%	48.21%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

	Six Months Ended June 30,
(dollars in thousands)	2024	2023
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$131,941	$149,763
Plus: amortization of intangibles (annualized), net of tax	932	1,066
Net income before amortization of intangibles (annualized)	$132,873	$150,829

Average total shareholders' equity	$1,296,892	$1,218,553
Less: average goodwill and other intangible assets, net of deferred tax liability	(376,402)	(377,427)
Average tangible equity (non-GAAP)	$920,490	$841,126
Return on average tangible shareholders' equity (non-GAAP)	14.44%	17.93%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$82,029	$91,512
Plus: Provision for credit losses	3,049	11,451
Total	$85,078	$102,963
Total (annualized) (non-GAAP)	$171,091	$207,632
Average assets	$9,549,678	$9,151,983
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.79%	2.27%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$108,128	$101,332

Net interest income per consolidated statements of net income	$167,071	$176,914
Plus: taxable equivalent adjustment	1,375	1,194
Net interest income (FTE) (non-GAAP)	168,446	178,108
Noninterest income	26,135	27,381
Less: net gains on sale of securities	3,147	—
Less: Visa Class B-1 exchange	(3,156)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$194,572	$205,489
Efficiency ratio (non-GAAP)	55.57%	49.31%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$256,519	$228,236
Less: interest expense	(89,448)	(51,322)
Net interest income per consolidated statements of net income	167,071	176,914
Plus: taxable equivalent adjustment	1,375	1,194
Net interest income (FTE) (non-GAAP)	$168,446	$178,108
Net interest income (FTE) (annualized)	$338,743	$359,166
Average interest-earning assets	$8,802,531	$8,404,519
Net interest margin - (FTE) (non-GAAP)	3.84%	4.27%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2024	2024	2023
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,321,443	$1,295,074	$1,212,853
Less: goodwill and other intangible assets, net of deferred tax liability	(376,154)	(376,396)	(377,144)
Tangible common equity (non-GAAP)	$945,289	$918,678	$835,709

Total assets	$9,635,462	$9,539,103	$9,252,922
Less: goodwill and other intangible assets, net of deferred tax liability	(376,154)	(376,396)	(377,144)
Tangible assets (non-GAAP)	$9,259,308	$9,162,707	$8,875,778
Tangible common equity to tangible assets (non-GAAP)	10.21%	10.03%	9.42%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$128,765	$127,754	$117,333
Less: interest expense	(45,171)	(44,277)	(29,210)
Net interest income per consolidated statements of net income	83,594	83,477	88,123
Plus: taxable equivalent adjustment	682	692	639
Net interest income (FTE) (non-GAAP)	$84,276	$84,169	$88,762
Net interest income (FTE) (annualized)	$338,956	$338,526	$356,022
Average interest-earning assets	$8,803,898	$8,801,163	$8,436,490
Net interest margin (FTE) (non-GAAP)	3.85%	3.84%	4.22%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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